UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): July 31, 2007
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As of July 31, 2007, Terremark Worldwide, Inc. (the “Company”), entered into term loan financing arrangements in the aggregate principal amount of $250,000,000. The financing is composed of two term loan facilities, including a $150,000,000 first lien credit agreement (“First Lien Agreement”) among the Company as borrower, Credit Suisse, as administrative agent and collateral agent (the “Agent”), Societe Generale, as syndication agent and the lenders from time to time party thereto, and a $100,000,000 second lien credit agreement (“Second Lien Agreement”, the First Lien Agreement and the Second Lien Agreement collectively, the “Credit Agreements”) among the Company, as borrower and Credit Suisse as administrative agent and collateral agent. Credit Suisse Securities (USA) LLC acted as sole bookrunner and sole lead arranger for each Credit Agreement. The loan proceeds were used to satisfy and pay all of the Company’s outstanding secured indebtedness, and the remainder is anticipated to be used to fund capital expenditures to support the Company’s data center expansion plans and to provide the Company working capital. Interest on the loans will be determined based on an adjusted LIBO rate plus 375 basis points, in the case of the First Lien Agreement, and 775 basis points, in the case of the Second Lien Agreement, or at a rate based on the federal funds rate plus 275 basis points, in the case of the First Lien Agreement, or 675 basis points, in the case of the Second Lien Agreement, at the election of the Company. With respect to the loans extended under the Second Lien Agreement, within the first two years following the Closing Date, the Company may elect to capitalize and add to the principal of such loans interest to the extent of 450 basis points of the LIBO rate loans or 350 basis points of the federal funds rate loans.
     The loans under the First Lien Agreement will become due on August 1, 2012 and the loans under the Second Lien Agreements will become due on February 1, 2013. Under certain circumstances the principal amount of the loans extended under the Second Lien Agreement may be increased by $75,000,000, or $100,000,000 depending on the Company’s financial condition at the time the Company requests such increase, the proceeds from which increase must be used by the Company to fund certain acquisitions that have been approved by Credit Suisse.
     The obligations of the Company to repay the loans under the Credit Agreements have been guaranteed by certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) party to a Subsidiary Guaranty, dated July 31, 2007 (the “Subsidiary Guaranty”) by and among the Company, the Subsidiary Guarantors and Credit Suisse, as Collateral Agent. The obligations of the Company and the Subsidiary Guarantors under the First Lien Agreement and Second Lien Agreement and related loan documents are secured on a first priority and second priority basis, respectively, by substantially all of the assets of the Company and the Subsidiary Guarantors, including the equity interests in each of the Subsidiary Guarantors.
     The loans extended under the First Lien Agreement may be prepaid at any time without penalty. The loans extended under the Second Lien Agreement may not be prepaid on or prior to the first anniversary of the Closing Date. After such first anniversary, the loans extended under the Second Lien Agreement may be prepaid if accompanied by a premium in an amount equal to 2% of the aggregate outstanding principal if prepaid between the first and second anniversaries of the Closing Date, 1% of the aggregate outstanding principal if prepaid between the second and third anniversaries of the Closing Date and no premium if prepaid after the third anniversary of the Closing Date.

     The Credit Agreements include terms and covenants that place limitations on certain types of activities that may be conducted by the Company and the Subsidiary Guarantors. The terms include restrictions or requirements with respect to additional debt, liens, investments, hedging activities, dispositions, acquisitions, dividends, mergers, sales of assets, transactions with affiliates and capital expenditures. In addition, the Credit Agreements include financial covenants regarding limitations on total debt and first lien debt, interest coverage and capital expenditures.
     Repayments on the loans outstanding under the First Lien Agreement are due at the end of each calendar quarter, while the loans under the Second Lien Agreement are scheduled for repayment on the maturity date. In addition, the Company is obligated to make mandatory prepayments annually using its excess free cash flow and the proceeds associated with certain asset sales and incurrence of additional indebtedness. Upon an event of default, a majority of the lenders under each of the Credit Agreements may request the Agent to declare the loans immediately payable. Under certain circumstances involving insolvency, the loans will automatically become immediately due and payable.
     The Credit Agreements are subject to the terms of an Intercreditor Agreement dated as of July 31, 2007, among the Company and Credit Suisse, as collateral agent under both Credit Agreements.
     From time to time, the Company and Credit Suisse and the other lenders party to the Credit Agreements engage in other transactions, including securities offerings where Credit Suisse and/or a lender or an affiliate of these parties may serve as an underwriter or initial purchaser of the securities and hedging arrangements where Credit Suisse, and/or such other lenders may be a counterparty to the hedging arrangement.
     The foregoing summary of the Credit Agreements, the Subsidiary Guaranties, the Security Agreements, the Intercreditor Agreement and the Form of Note is not complete and is qualified in its entirety by reference to the agreements, which are attached hereto as Exhibits 10.60 through 10.68 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     See Item 1.01 above, which disclosures are incorporated herein by reference. In connection with the financing transaction described above, the Company used a portion of the loan proceeds to satisfy and pay all of the Company’s secured indebtedness, including (i) the $30 million of senior secured notes held by Falcon Mezzanine Partners, LP and affiliates of AlpInvest, N.V. (collectively, the “Falcon Investors”), (ii) the $10 million of senior subordinated secured notes held by Credit Suisse, (iii) the $13,250,000 capital lease facility provided to the Company by Credit Suisse and (iv) the $49 million senior mortgage loan initially extended to the Company by Citigroup Global Markets Realty Corp and subsequently assigned to Wachovia Bank, N.A. (“Wachovia”). The Company paid prepayment premiums in amounts equal to $1,641,021 and $1,122,251 to the Falcon Investors and Wachovia, respectively, in connection with the foregoing transactions.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired
     Not applicable.
     (b) Pro Forma Financial Information
     Not applicable.
     (c) Shell Company Transactions
     Not applicable.

     (d) Exhibits

Exhibit
Number	Description

10.60
First Lien Senior Secured Credit Agreement, dated as of July 31, 2007, by and among the Company, each lender from time to time party thereto, Credit Suisse, as administrative agent and collateral agent and Societe Generale, as syndication agent.

10.61	Form of First Lien Term Note

10.62
Second Lien Senior Secured Credit Agreement, dated as of July 31, 2007, by and among the Company, each lender from time to time party thereto and Credit Suisse, as administrative agent and collateral agent.

10.63	Form of Second Lien Term Note

10.64
First Lien Security Agreement, dated as of July 31, 2007, by and among the Company, the other Persons listed on the signature pages thereto, the Additional Grantors and Credit Suisse, as collateral agent for the Secured Parties.

10.65
Second Lien Security Agreement, dated as of July 31, 2007, by and among the Company, the other Persons listed on the signature pages thereto, the Additional Grantors and Credit Suisse, as collateral agent for the Secured Parties.

10.66	First Lien Subsidiary Guaranty, dated as of July 31, 2007, by and among the Subsidiary Guarantors and the Additional Guarantors in favor of the Secured Parties.

10.67	Second Lien Subsidiary Guaranty, dated as of July 31, 2007, by and among the Subsidiary Guarantors and the Additional Guarantors in favor of the Secured Parties.

10.68
Intercreditor Agreement, dated as of July 31, 2007, by and among the Company, Credit Suisse, Cayman Islands Branch, in its capacity as collateral agent for the First Lien Lenders, including its successors and assigns from time to time, and Credit Suisse, in its capacity as collateral agent for the Second Lien Lenders, including its successors and assigns from time to time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: August 6, 2007	By:	/s/ Jose Segrera
		Name:	Jose Segrera
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.60
First Lien Senior Secured Credit Agreement, dated as of July 31, 2007, by and among the Company, each lender from time to time party thereto, Credit Suisse, as administrative agent and collateral agent and Societe Generale, as syndication agent.

10.61	Form of First Lien Term Note

10.62
Second Lien Senior Secured Credit Agreement, dated as of July 31, 2007, by and among the Company, each lender from time to time party thereto and Credit Suisse, as administrative agent and collateral agent.

10.63	Form of Second Lien Term Note

10.64
First Lien Security Agreement, dated as of July 31, 2007, by and among the Company, the other Persons listed on the signature pages thereto, the Additional Grantors and Credit Suisse, as collateral agent for the Secured Parties.

10.65
Second Lien Security Agreement, dated as of July 31, 2007, by and among the Company, the other Persons listed on the signature pages thereto, the Additional Grantors and Credit Suisse, as collateral agent for the Secured Parties.

10.66	First Lien Subsidiary Guaranty, dated as of July 31, 2007, by and among the Subsidiary Guarantors and the Additional Guarantors in favor of the Secured Parties.

10.67	Second Lien Subsidiary Guaranty, dated as of July 31, 2007, by and among the Subsidiary Guarantors and the Additional Guarantors in favor of the Secured Parties.

10.68
Intercreditor Agreement, dated as of July 31, 2007, by and among the Company, Credit Suisse, Cayman Islands Branch, in its capacity as collateral agent for the First Lien Lenders, including its successors and assigns from time to time, and Credit Suisse, in its capacity as collateral agent for the Second Lien Lenders, including its successors and assigns from time to time.